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                                                                   Exhibit 10.83


                               RESEARCH AGREEMENT

MADE AND ENTERED THIS 19 DAY OF NOVEMBER 2002 BY AND BETWEEN ADVANCED VIRAL RESEARCH CORPORATION INC. WHOSE ADDRESS IS 200 CORPORATE BOULEVARD SO., YONKERS, NY 10701 USA (HEREINAFTER: "THE COMPANY") AND KAPLAN MEDICAL CENTER (MEDICAL RESEARCH INFRASTRUCTURE DEVELOPMENT AND HEALTH SERVICES FUND) WHOSE ADDRESS IS, P.O. BOX 1, REHOVOT 76100, ISRAEL (HEREINAFTER: "THE FUND")

WHEREAS: The Company wishes to carry out a study of a Phase I/I Trial of the Peptide Nucleic Acid Complex Product R in Patients with Advanced-Stage Acquired Imminodeficiency Syndrome Study (hereinafter: "THE STUDY") in accordance with the Study Protocol (hereinafter: "THE STUDY PROTOCOL") dated March 10, 2002 attached to this Agreement as Schedule A and constituting an integral part thereof; AND

WHEREAS: The Fund, through the services of Prof. Zev M. Shtoeger (hereinafter:
         "THE INVESTIGATOR") of the Kaplan Medical Center (hereinafter: "THE HOSPITAL") agrees to carry out the study on behalf of the Company; AND

WHEREAS: The parties to this Agreement agree to comply with the terms specified in the appendix to the Guidelines of the Ministry of Health Committee for Research Contracts with Commercial Companies No. 15/98 dated 16/11/98 titled "Obligations of the Commercial Company" attached to this agreement as SCHEDULE B and constituting an integral part thereof (hereinafter: "THE MINISTRY GUIDELINES");

WHEREAS: The Company, the Fund, the Hospital and the Investigator all acknowledge and accept the fact that a principal purpose of the Study is to produce results for submission to the U.S.F.D.A. in support of a new drug application for a New Drug Approval (NDA) from said U.S.F.D.A. and for that reason, the study must be performed in compliance with all relevant laws and regulations of the U.S. and of the State of Israel.

NOW, THEREFOR. IT IS AGREED AND STIPULATED BETWEEN THE PARTIES AS FOLLOWS:

1.       THE PREAMBLE

         1.1. The Preamble to this Research Agreement and all its addenda constitute an integral part thereof.

         1.2. It is a condition precedent to the validity of this Research Agreement that this Agreement shall come into effect only after approval is received from the Helsinki Committee and the Ministry of Health Committee for Research Contracts with Commercial Companies.



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2.       THE STUDY

         2.1. The Fund undertakes to perform the Study, using the services of the Investigator, in accordance with the Study Protocol, the Ministry of Health instructions, the terms specified in the approval of the Helsinki Committee, current good clinical practice and the statutes and regulations of the State of Israel including its Ministry of Health and of the United States including its Food and Drug Administration (FDA). Should any contradiction arise between the above, the instructions of the Ministry of Health and the tents specified in the approval of the Helsinki Committee will prevail. Whenever applicable, the Study will be performed only after approval of the Study Protocol by the Helsinki Committee.

         2.2. The Fund will conduct the Study in accordance with Section 2.1 above and according to all written instructions and prescriptions issued by the Company and governing the administration of the Study's drug. All Study drugs and medicaments will be supplied by the Company at its sole expense. The Fund shall maintain proper records concerning the administration of the Study's drug.

         2.3. The Study will be conducted in a manner required of a reasonable and prudent clinical investigator or physician.

         2.4. In the course of the Study, the Fund will also comply with the Biomedical Research Manual which is applicable in Israel.

3.       REPORTS AND PUBLICATIONS

         3.1. The Fund agrees to permit representatives of the Company to examine its facilities in order to determine their adequacy, validate case reports against original data in its files and monitor work performed to insure its compliance with the Study Protocol and the relevant guidelines stipulated in the Biomedical Research Manual. All Company's activities will be conducted at reasonable times and in a reasonable manner.

         3.2. Publication of the Study results in scientific literature is encouraged, but the Company reserves the right to review any paper written utilizing data generated from the Study before such paper is presented or submitted for publication and to stay publication for at least six (6) months in its discretion.

         3.3. The Company undertakes to comply with the terms concerning publications, which are specified in paragraphs 1-- 5 to the Ministry Guidelines (Schedule B).



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4.       CONFIDENTIALITY AND PROPRIETARY RIGHTS

         4.1. All information designated by the Company as confidential and obtained by the Fund and/or its assistants from the Company in connection with the Study (hereinafter: "The Confidential Information") shall be treated as confidential both during the Study and for a period of three (3) years following its termination. The Confidential Information shall not be disclosed to any third party without prior written approval from the Company, except f requested by law and/or court order and/or the FDA or any national regulatory health authority. This restriction shall not apply to Confidential Information which is, or becomes, public domain through no fault of the Fund, the Hospital or the Investigator and/or was obtained by the Fund and/or by the Investigator from another source as proved by documentary evidence.

         4.2. The parties undertake to maintain the confidentiality of all details relating to the patients participating in the Study. It is hereby agreed that the Fund shall not release any details of the identity of the patients and the Company undertakes that if for any reason whatsoever, it should become privy to such details, it shall maintain them in strict confidentiality.

         4.3. With the exception of personal and confidential medical records, all data generated during the course of the Study will become the property of the Company and shall not be disclosed to any third party without the prior written approval of the Company.

         4.4. Any inventions or discoveries made by the Fund during the course of the Study relating to use of the drug under study shall be disclosed to the Company and shall become its property. All other inventions developed by the Fund and/or the Hospital under this study shall remain and/or become the property of the Hospital. The Fund, the Hospital and the Investigator will cooperate fully with the Company in any and all of its efforts to obtain patents and to enforce said patents throughout the world, without payment to the Fund, the Hospital or the Investigator but entirely at the expense of the Company.

5.       TERM AND TERMINATION

         5.1. The term of this Agreement shall be from the date of its execution by the last party (subject to approval as conditioned in clause 1.2 above, whichever is later) until the Study is either completed according to the Study Protocol or terminated. It is anticipated that this study should be completed by June 1, 2003.



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         5.2.     The Company retains the right to terminate this study for good and sufficient reasons at any time subject to thirty (30) days prior written notice. In the event early termination occurs, the costs of non-cancelable items shall be paid by the Company and payment of the agreed Remuneration shall be prorated according to Article 6.

6.       REMUNERATION

         6.1. In return for the Fund's performance of the Study, the Company undertakes to pay the Fund U.S. Dollars minimum of $105,000 up to a maximum of $210,000 (hereinafter: "The Remuneration") according to the payment schedule listed in Schedule C attached o this Agreement and constituting an integral part thereof.

         6.2. The Fund shall provide the Company with a receipt for each installment paid.

7.       CLAIMS, LIABILITY AND INSURANCE

Subject to the fulfillment of the Fund's undertakings stated in paragraph 2 supra:

         7.1. The Company shall bear sole responsibility and bear any payment and/or compensation and/or liability for any damage whatsoever caused to any person, directly or indirectly, as a result of the performance of the Study, but only up to the limits of insurance coverage obtained by the Company for this purpose, as set forth in Schedule 0 annexed hereto.

         7.2. The Company shall pay all expenses associated with any proceedings taking place as a result of a complaint and/or legal claim submitted by any person in respect of damages claimed to have been caused as a result of the performance of the Study. Whenever applicable, the Company shall immediately indemnify the Fund and/or the Hospital and/or the State of Israel and/or any of their employees and/or their agents and/or their representatives and/or the Investigator for any such expenses paid, together with attachment differences, but only up to the limits of insurance coverage obtained by the Company for this purpose, as set forth in Schedule I annexed hereto.

         7.3. The Fund will notify the Company, within 20 working days from the day the Fund acquired such knowledge, of any complaint, claim, or injury relating to the Study.

         7.4. Without derogating from its above liabilities, the Company shall cover the medical personnel conducting the Study, the Fund and the Hospital (hereinafter: "The Beneficiaries") with an insurance policy, for an amount similar to the amount with which the State of Israel insures its physicians,




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                  against third party's claims and/or demands associated with the performance of the Study.

8.       ADVERSE EFFECTS

         8.1. In the event one or more of the participating patients sustain any adverse effects related to the Study, the Investigator shall inform the Company and/or the Hospital's Helsinki Committee and/or the Hospital management and/or the authorized national health authorities. The Investigator and the Fund are also entitled to immediately cease the performance of the Study and report their decision to the Company.

         8.2. In the aforementioned event, the Company undertakes to break the study medications code and immediately inform the Investigator and/or the Fund the content of the medication received by each participating patient. The Company will also immediately take all measures at its disposal, to evaluate the risk to the other patients and will instruct the Investigator which measures to take in regard to that risk.

9.       LAW AND VENUE

         Any dispute between the parties to this Agreement, including its breach and/or its implementation and/or its termination, shall be decided exclusively by the competent court of law in Tel-Aviv, Israel which shall have exclusive jurisdiction and the law that shall apply in such case shall be the statutes and laws of the State of Israel.

10.      MISCELLANEOUS

         10.1. NON EMPLOYMENT. For the purpose of this Agreement, the Fund and/or its servants and/or investigators will be deemed an independent contractor and not an employee of the Company.

         10.2. GOOD FAITH. Both parties shall be under a duty to act in good faith in the performance and enforcement of this Agreement.

         10.3. NOTICES. Except as otherwise provided in this Agreement, all notices permitted or required by this Agreement shall be in writing and shall be deemed to have been duly served (I) upon personal delivery (ii) upon facsimile transmission (receipt of which has been orally confirmed by the recipient) or (iii) Seven (7) business days after deposit, postage prepaid, return receipt requested, if eth by Registered Mail and addressed to the address of the parties first above stated or in accordance with such other address information as the party to receive notice may provide in writing to the other party in accordance with the above notice provisions. Any



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                  notice given by any other method will be deemed to have been duly served upon receipt thereof.

         10.4. ASSIGNMENT. This Agreement is personal to the parties and may not be assigned without the prior written consent of the other party.

         10.5. CAPTIONS. Any paragraph or other captions are inserted for convenience only and shall not be considered a part of or affect the interpretation or construction of any of the provisions of this Agreement.

         10.6. WAIVERS. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by either party shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as each party may deem expedient.

         10.7. SURVIVAL OF PROVISIONS. Notwithstanding termination of this Agreement for any reason, this Agreement shall remain in full force and effect with respect to the parties undertakings related to the Study and to the provisions of Article 4 which shall survive any such termination.

         10.8. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including, without limitation, its schedules, contains the entire agreement of the parties with respect to its subject matter. No oral or prior written statements or representations not incorporated herein shall have any force or effect, nor shall any part of this Agreement be amended, supplemented, waived or otherwise modified except in a writing signed by both parties.

         10.9. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that determination shall not affect any other provision of this Agreement, and each such other provision shall be construed and enforced as if the invalid, illegal, or unenforceable provision were not contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.


                                       /s/ Kaplan Medical Center
                                       Affiliated to the Hebrew University
/s/ SHALOM Z. HIRSCHMAN, MD            MEDICAL SCHOOL AND HADASSAH
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         The Company                              The Fund




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I the undersigned Zev M Shtoeger hereby declare and confirm that I read and understood the Agreement, I agree to be appointed as the Investigator of the Study on behalf of the Fund, and I undertake to comply with all the conditions, provisions, instructions and stipulations of the Agreement.


                  /s/ ZEV M. SHTOEGER
                  --------------------------
                  The Investigator



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